UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 30, 2005

AGILE SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27071	77-0397905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue

San Jose, California 95119-1200

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 284-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2005, the Compensation Committee of the Board of Directors of Agile Software Corporation (“Agile” or the “Company”) approved the acceleration of vesting of approximately 9 million unvested, “out-of-the-money” stock options awarded to employees and officers under its stock option plans. Options held by non-employee directors were excluded from the vesting acceleration. The Company also imposed a holding period on shares underlying the accelerated options that will require all optionees to refrain from selling any shares acquired upon the exercise of the options until the date on which such shares would have vested under the options’ original vesting terms. In addition, the Board of Directors of the Company approved amending stock options held by certain officers of Agile, including each of the Executive Officers, to provide that, in the event of a change of control of Agile and within 18 months following such change of control an officer’s employment with the surviving company is terminated other than for cause, then the vesting of options held by such terminated officer will accelerate in full (and, with respect to the underwater options where vesting has been separately accelerated, the resale restrictions on the underlying shares will be lifted). Prior to this amendment, certain options held by the Executive Officers already contained a substantially similar full-acceleration provision and the remainder of the options held by the Executive Officers provided for partial acceleration in the same circumstances. Unvested options held by Executive Officers that were amended to provide full acceleration in the event of involuntary termination of employment following a change of control were as follows: Bryan Stolle, 435,509 shares; Jay Fulcher, 264,200 shares; Chris Wong, 47,900 shares; Carolyn Aver, 94,575 shares; and Tom Twietmeyer, 128,334 shares. A copy of the form of Option Amendment Agreement is attached hereto as Exhibit 10.1.

Item 2.02. Results of Operations and Financial Condition

On May 3, 2005, Agile issued a press release regarding the Company’s estimated financial results for its fiscal quarter ended April 30, 2005. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 2.02 of this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in exhibit 99.1 shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

The Company includes in the press release certain non-GAAP financial measures, including non-GAAP net income (loss) and non-GAAP net income (loss) per share. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of managements uses of, and rationale for presenting, the non-GAAP financial measures.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of Option Amendment Agreement

99.1	Press release dated May 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2005	AGILE SOFTWARE CORPORATION

	By:	/s/ Carolyn V. Aver
Carolyn V. Aver,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Option Amendment Agreement

99.1	Press release dated May 3, 2005